EXHIBIT 23.1


                     Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 1998, except for Note 1 as to which the date is April 20, 1998, in the Registration Statement (Form SB-2) and related Prospectus of Global Med Technologies, Inc. for the registration of 12,000,000 shares of its common stock.

                              /s/ ERNST & YOUNG LLP
                              -------------------------------
                              Ernst & Young LLP

Denver, Colorado
May 11, 1998